Exhibit 10.13
Silicon Valley Bank
Limited Waiver and
Amendment to Loan Documents

Borrower: Entrada Networks, Inc.
Rixon Networks, Inc. (fka Entrada Networks-AJ, Inc.)
Sync Research, Inc.
Torrey Pines Networks, Inc.

Date: April 19, 2004

THIS LIMITED WAIVER AND AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated February 20, 2001 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1.   Waiver of Defaults. Borrower has advised Silicon that Borrower has failed to comply with the Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement for the months ending January 31, 2004 and February 28, 2004 (the “Covenant Defaults”). Silicon and Borrower agree that the Borrower's Covenant Defaults (as defined above) are hereby waived. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

2.   Modified Tangible Net Worth Financial Covenant. The Minimum Tangible Net Worth Financial Covenant set forth in that portion of the Schedule to Loan and Security Agreement entitled “5. FINANCIAL COVENANTS (Section 5.1)” is hereby amended to read as follows:

Minimum Tangible
Net Worth:                               Borrower shall, on a consolidated basis, maintain a Tangible Net Worth of not less than $2,500,000 plus 50% of the Borrower’s net income in each fiscal quarter (commencing with the fiscal quarter ending March 31, 2004). Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

3.   Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $1,500.00, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

4.   Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

5.   General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower: ENTRADA NETWORKS, INC. By _/s/ Kanwar J. S. Chadha___ President or Vice President By _/s/ Davinder Sethi _________ Secretary or Ass't Secretary	Silicon: SILICON VALLEY BANK By _/s/ Kurt Miklinski___________ Title Vice President

Borrower: RIXON NETWORKS, INC. By _/s/ Kanwar J. S. Chadha___ President or Vice President By _/s/ Davinder Sethi _________ Secretary or Ass't Secretary	Borrower: SYNC RESEARCH, INC. By _/s/ Kanwar J. S. Chadha___ President or Vice President By _/s/ Davinder Sethi _________ Secretary or Ass't Secretary

Borrower: TORREY PINES NETWORKS, INC. By _/s/ Kanwar J. S. Chadha___ President or Vice President By _/s/ Davinder Sethi _________ Secretary or Ass't Secretary